                                                                       Exhibit 4

================================================================================

                                RIGHTS AGREEMENT



                                    between



                               CRS SIRRINE, INC.



                                      and



                       MORGAN SHAREHOLDER SERVICES TRUST
                                  COMPANY, as



                                  Rights Agent



                         Dated as of November 29, 1988

================================================================================

                               TABLE OF CONTENTS


     SECTION                                                                                      PAGE
     -------                                                                                      ----
        1        Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

        2        Appointment of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

        3        Issuance of Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  7

        4        Form of Rights Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .   10

        5        Countersignature and Registration  . . . . . . . . . . . . . . . . . . . . . . .   11

        6        Transfer, Split Up, Combination and Exchange of Rights Certificates;
                          Mutilated, Destroyed, Lost or Stolen Rights Certificates  . . . . . . .   12

        7        Exercise of Rights; Purchase Price; Expiration Date of Rights  . . . . . . . . .   13

        8        Cancellation and Destruction of Rights Certificates  . . . . . . . . . . . . . .   16

        9        Reservation and Availability of Common Stock . . . . . . . . . . . . . . . . . .   16

        10       Record Date for Securities Issued Upon Exercise  . . . . . . . . . . . . . . . .   18

        11       Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights  . .   19

        12       Certificate of Adjusted Purchase Price or Number of Shares . . . . . . . . . . .   33

        13       Consolidation, Merger or Sale or Transfer of Assets or Earning Power . . . . . .   33

        14       Fractional Rights, Fractional Shares and Fractional Notes  . . . . . . . . . . .   37

     SECTION                                                                                      PAGE
     -------                                                                                      ----
        15       Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

        16       Agreement of Rights Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .   39

        17       Rights Certificate Holder Not Deemed a Stockholder or Noteholder . . . . . . . .   40

        18       Concerning the Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .   41

        19       Merger or Consolidation or Change of Name of Rights Agent  . . . . . . . . . . .   41

        20       Duties of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

        21       Change of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

        22       Issuance of New Rights Certificates  . . . . . . . . . . . . . . . . . . . . . .   46

        23       Redemption and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

        24       Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

        25       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

        26       Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

        27       Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

        28       Determinations and Actions by the Board of Directors, etc  . . . . . . . . . . .   52

        29       Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

        30       Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

        31       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

        32       Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

        33       Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

Exhibit A - Form of Rights Certificate

Exhibit B - Form of Summary of Rights

                                RIGHTS AGREEMENT

                 RIGHTS AGREEMENT, dated as of November 29, 1988, between CRS SIRRINE, INC., a Delaware corporation (the "Company"), and MORGAN SHAREHOLDER SERVICES TRUST COMPANY, a New York corporation (the "Rights Agent").


                              W I T N E S S E T H


                 WHEREAS, on November 29, 1988 (the "Rights Dividend Declaration Date"), the Executive Committee of the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on December 12, 1988 (the "Record Date"), and the Board of Directors of the Company has further authorized the issuance of one Right (subject to adjustment as provided herein) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the earlier of the Distribution Date and the Expiration Date (as hereinafter defined), each Right initially representing the right to purchase one unit (a "Unit"), each Unit consisting initially of one-fifth (1/5) share of Common Stock and a Note (as hereinafter defined) in the principal amount equal to four-fifths (4/5) of the Current Market Price (as hereinafter defined) of a share of Common Stock calculated on the date of exercise of the Right with respect to which such Note is being issued, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                 SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                          (a)     "Acquiring Person" shall mean any Person (as
hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the shares of Common

Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

                          (b)     "Act" shall mean the Securities Act of 1933,
as amended.

                          (c)     "Adjustment Shares" shall have the meaning
set forth in Section 11(a)(ii) hereof.

                          (d)     "Affiliate" and "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined), as in effect on the date of this Agreement.

                          (e)     "Agreement" shall mean this Rights Agreement
as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

                          (f)     A Person shall be deemed the "Beneficial
Owner" of, and shall be deemed to "beneficially own", any securities:

                                  (i)      which such Person or any of such
         Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined), or
         (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Sections 3(a) or 22 hereof (the "Original Rights") or pursuant to Section

         11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                                  (ii)     which such Person or any of such
         Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding, (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                                  (iii)    which are beneficially owned,
         directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (f) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own", any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                          (g)     "Board" shall mean the Board of Directors of
the Company.

                          (h)     "Business Day" shall mean any day other than
a Saturday, Sunday or a day on which banking institutions in the States of Texas or New York are authorized or obligated by law or executive order to close.

                          (i)     "Close of Business" on any given date shall
mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

                          (j)     "Common Stock" shall mean the common stock,
par value $1.00 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management, of such Person, or, if such Person is a Subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

                          (k)     "Common Stock Equivalents" shall have the
meaning set forth in Section 11(a)(iii) hereof.

                          (l)     "Company" shall mean the Person named as the
"Company" in the first paragraph of this Agreement until a successor corporation shall have become such or until a Principal Party (as hereinafter defined) shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor corporation or Principal Party.

                          (m)     "Continuing Director" shall mean (i) any
member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of such Person, or a representative of any such Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of any such Person, or a representative of any such Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

                          (n)     "Current Market Price" shall have the meaning
set forth in Section 11(d) hereof.

                          (o)     "Current Value" shall have the meaning set
forth in Section 11(a)(iii) hereof.

                          (p)     "Distribution Date" shall have the meaning
set forth in Section 3(a) hereof.

                          (q)     "Equivalent Common Stock" shall have the
meaning set forth in Section 11(b) hereof.

                          (r)     "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

                          (s)     "Expiration Date" shall have the meaning set
forth in Section 7(a) hereof.

                          (t)     "Final Expiration Date" shall mean the Close
of Business on December 11, 1998.

                          (u)     "Indenture" shall mean the Indenture, dated
as of November 29, 1988, between the Company and Morgan Guaranty Trust Company of New York, as trustee, as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto and shall include the terms of the particular series of securities issued thereunder, including the Notes.

                          (v)     "Note" shall mean a subordinated note
issuable under the Indenture and pursuant to this Agreement upon the exercise of any Right prior to the occurrence of any Triggering Event. Each Note shall be substantially in the form of Exhibit 1 to the Indenture and shall initially be issuable in the principal amount equal to four-fifths (4/5) of the Current Market Price of the Common Stock calculated on the date of exercise of the Right with respect to which such Note is being issued. Each Note shall bear interest from and after its date of issuance at a rate set at or prior to the initial issuance of the first Note to be issued by the Board, in its sole discretion, who may rely on the advice of an independent investment banking firm. The rate of interest will be designed to have such Note trade immediately following issuance at par. Notes will be issued only in registered form, without coupons, in denominations of $10 and integral multiples thereof. The Notes shall be subject to all the terms and conditions of the Indenture, which is incorporated herein by reference.

                          (w)     "Original Rights" shall have the meaning set
forth in Section 1(f)(i) hereof.

                          (x)     "Person" shall mean any individual, firm,
corporation, partnership or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

                          (y)     "Principal Party" shall have the meaning set
forth in Section 13(b) hereof.

                          (z)     "Purchase Price" shall have the meaning set
forth in Section 4(a) hereof.

                          (aa)    "Record Date" shall have the meaning set
forth in the preamble to this Agreement.

                          (bb)    "Redemption Price" shall have the meaning set
forth in Section 23(a) hereof.

                          (cc)    "Rights" shall have the meaning set forth in
the preamble to this Agreement.

                          (dd)    "Rights Agent" shall mean the Person named as
the "Rights Agent" in the first paragraph of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof, and thereafter "Rights Agent" shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, "Rights Agent" shall mean and include each such Person.

                          (ee)    "Rights Certificate" shall have the meaning
set forth in Section 3(a) hereof.

                          (ff)    "Rights Dividend Declaration Date" shall have
the meaning set forth in the preamble to this Agreement.

                          (gg)    "Section 11(a)(ii) Event" shall mean any
event described in Section 11(a)(ii) (A), (B) or (C) hereof.

                          (hh)    "Section 11(a)(ii) Trigger Date" shall have
the meaning set forth in Section 11(a)(iii) hereof.

                          (ii)    "Section 13 Event" shall mean any event
described in clauses (x), (y) or (z) of Section 13(a) hereof.

                          (jj)    "Spread" shall have the meaning set forth in
Section 11(a)(iii) hereof.

                          (kk)    "Stock Acquisition Date" shall mean the first
date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act or any successor provision) by the Company or an Acquiring Person that an Acquiring Person has become such.

                          (ll)    "Subsidiary" shall mean, with reference to
any Person, any corporation of which an amount of voting securities or voting interests sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                          (mm)    "Substitute Consideration" shall have the
meaning set forth in Section 11(a)(iv) hereof.

                          (nn)    "Substitution Period" shall have the meaning
set forth in Section 11(a)(iii) hereof.

                          (oo)    "Summary of Rights" shall have the meaning
set forth in Section 3(b) hereof.

                          (pp)    "Trading Day" shall have the meaning set
forth in Section 11(d) hereof.

                          (qq)    "Triggering Event" shall mean any Section
11(a)(ii) Event or any Section 13 Event.

                          (rr)    "Unit" shall have the meaning set forth in
the preamble to this Agreement.

                 SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable and shall give the Rights Agent ten (10) days prior written notice of any such appointment. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine, with the consent of the Rights Agent, which shall not be unreasonably withheld. In no event shall the Rights Agent have any duty to supervise or be liable for the acts or omissions of any Co-Rights Agent.

                 SECTION 3. ISSUANCE OF RIGHTS CERTIFICATES.

                          (a)     Until the earlier of (i) the Close of
Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day after the date that a tender or exchange offer by any

Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, or any successor provision, if upon consummation thereof, such Person would be the Beneficial Owner of 30% or more of the shares of Common Stock then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Common Stock registered in the names of the holders of shares of Common Stock (which certificates for shares of Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(a)(i) hereof, at the time of the distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. The Company shall give prompt written notice of such adjustments to the Rights Agent. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificate.

                          (b)     As promptly as practicable following the
Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the

Record Date, until the earlier of the Distribution Date or the Expiration Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such shares of Common Stock.

                          (c)     Rights shall, without any further action, be
issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

                 "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between CRS Sirrine, Inc. (the "Company") and Morgan Shareholder Services Trust Company (the "Rights Agent"), dated as of November 29, 1988, as it may be from time to time amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date, or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                 SECTION 4. FORM OF RIGHTS CERTIFICATES.

                          (a)     The Rights Certificates (and the forms of
election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Units as shall be set forth therein at the exercise price per Unit set forth therein (such exercise price per Unit being hereinafter referred to as the "Purchase Price"), but the amount and type of securities or other assets purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                          (b)     Notwithstanding any other provisions of this
Agreement, any Rights Certificate issued pursuant to Sections 3(a) or 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or, Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock or the Company, or (B) a transfer which a majority of the Continuing Directors have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of
Section 7(e) hereof, and any Rights Certificate issued pursuant to Sections 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend in addition to the legend specified in Section 3(c) hereof:

         "The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement."

                 SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

                          (a)     The Rights Certificates shall be executed on
behalf of the Company by its President, any Executive Vice President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by an authorized signatory of the Rights Agent (which need not be the same signatory for all of the Rights Certificates) and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer. In case any authorized signatory of the Rights Agent who shall have countersigned any of the Rights Certificates shall cease to be such signatory before delivery by the Company, such Rights Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Rights Certificates had not ceased to be such signatory; and any Rights Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Rights Certificate, shall be a proper signatory of the Rights Agent to countersign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such a signatory.

                          (b)     Following the Distribution Date, the Rights
Agent will keep or cause to be kept, at its principal shareholder services office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the Certificate number, the date of each of the Rights Certificates and the date of countersignature by the Rights Agent.

                 SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.
(a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrendered the Rights Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate duly executed and such other and further documentation as the Rights Agent may reasonably require, at the principal shareholder services office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Rights Certificate and shall have provided such additional evidence of identity of the Beneficial Owner (or former Beneficial

Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e) and 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from such Rights Certificateholders of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                          (b)     Upon receipt by the Company and the Rights
Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent, at the principal shareholder services office or offices of the Rights Agent designated for such purpose, and cancellation of the Rights Certificate if mutilated (together with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require), the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                 SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 9(c), 11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, together with such other and further documentation as the Rights Agent may reasonably require, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Units (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

                          (b)     The Purchase Price for each Unit pursuant to
the exercise of a Right shall initially be $72.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) of this Section 7.

                          (c)     Upon receipt of a Rights Certificate
representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment with respect to each Right so exercised of the Purchase Price for the Units (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, together with such other and further documentation as the Rights Agent may reasonably require, the Rights Agent shall, subject to Section 20(k) hereof, promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for the Common Stock) certificates for the total number of one-fifths of a share of Common Stock which constitute part of the Units to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the total number of shares of Common Stock issuable as part of the Units upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one-fifths of a share of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request,
(ii) requisition from any trustee or securities registrar under the Indenture (or make available, if the Rights Agent is the trustee or securities registrar under the Indenture) Notes for the total principal amount of Notes which constitute part of the Units to be purchased (and the Company hereby irrevocably authorizes the trustee or securities registrar under the Indenture to comply with all such requests), (iii) requisition from the Company the amounts of cash, if any, to be paid in lieu of fractional shares of Common Stock or fractional Notes in accordance with Section 14 hereof, (iv) after receipt of such certificates or depositary receipts for shares of Common Stock and such Notes, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificates, registered in such name or names as may be designated by such holder, and (v) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) and any applicable transfer tax shall be made in lawful money of the United States of America in cash or by certified check, cashier's check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

                          (d)     In case the registered holder of any Rights
Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 14 hereof.

                          (e)     Notwithstanding anything in this Agreement
to the contrary, except as provided in Section (a) of this Agreement regarding Inadvertent Acquisitions, from and after the first occurrence of a Stock Acquisition Date, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, which a majority of the Continuing Directors, in their sole discretion, determine is or was involved in or caused or facilitated, directly or indirectly (including through any change in the Board), such Section 11(a)(ii) Event, (ii) a transferee of any such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, or (iii) a transferee of any such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Common Stock or the Company, or (B) a transfer which a majority of the Continuing Directors have determined, in their sole discretion, is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

                          (f)     Notwithstanding anything in this Agreement to
the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                 SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                 SECTION 9. RESERVATION AND AVAILABILITY OF COMMON STOCK. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock, or any authorized and issued shares of Common Stock held in its treasury (and, following the occurrence of a Triggering Event, out of its authorized and unissued other securities or securities in its treasury, if appropriate), the number of shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

                          (b)     So long as the shares of Common Stock or
Notes (and, following the occurrence of a Triggering Event, other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Common Stock and Notes (and other securities) issuable to be listed on such exchange upon official notice of issuance upon such exercise.

                          (c)     The Company shall use its best efforts to
(i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or, if so required by law, as soon as practicable following the Distribution Date, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

                          (d)     The Company covenants and agrees that it will
take all such action as may be necessary to ensure that all one-fifths of a share of Common Stock and all Notes (and, following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares, such Notes or of such other securities (subject to payment of the Purchase Price), as the case may be, shall be duly and validly authorized and issued and that all shares shall be fully paid and nonassessable and all Notes and other forms of indebtedness shall be valid, binding and effective.

                          (e)     The Company further covenants and agrees that
it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates, any certificates for a number of one-fifths of a share of Common Stock or the Notes (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or in respect of the issuance or delivery of a number of one-fifths of a share of Common Stock or Notes (or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one-fifths of a share of Common Stock or any Notes (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          SECTION 10. RECORD DATE FOR SECURITIES ISSUED UPON EXERCISE. Each Person in whose name any certificate for a number of one-fifths of a share of Common Stock and any Note (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Common Stock and such Notes (or other securities, as the case may be) represented thereby on, and such certificate and such Note shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock or Note (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) or such Notes (or other securities, as the case may be) on, and such certificate or Note shall be dated, the next succeeding Business Day on which the Common Stock or Note (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder or holder of Notes of the Company with respect to shares or Notes for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends, payments of interest or principal or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                 SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                          (a) (i) in the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number of shares of Common Stock and that fraction of the Current Market Price which is used to calculate the principal amount of the Note issuable upon purchase of a Unit on such date (or the number and kind of other securities, as the case may be), shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number of shares of Common Stock and Notes in an aggregate principal amount (or the number and kind of other securities, as the case may be) which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock and Note (or other capital stock, as the case may be) transfer books of the

         Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                                  (ii)     In the event:

                                  (A)      any Acquiring Person or any
         Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries and the Company or such Subsidiary shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged, (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of Common Stock, for shares of other equity securities of the Company, or for securities exercisable for or convertible into shares of equity securities of the Company (Common Stock or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata distribution to all holders of Common Stock or upon the exercise of a convertible security of the Company in accordance with its terms), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, assets (including securities) on terms and conditions less favorable to the Company, such Subsidiary or such plan than the Company, such Subsidiary or such plan would be able to obtain in arm's-length negotiation with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a) hereof, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of the Company's Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity (other than incidental to the lines of business, if any, engaged in as of the date hereof between the Company or any of its Subsidiaries and such Acquiring Person or Associate or Affiliate), assets (including securities) having an aggregate fair market value of more than $2,500,000, other than pursuant to a transaction set forth in Section 13(a) hereof, (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries, or

                                  (B)      any Person (other than the Company,
         any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any Person or entity organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of 30% or more of the shares of Common Stock then outstanding, unless the event causing the 30% threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by a majority of the Continuing Directors, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to stockholders (taking into account all factors which the Continuing Directors deem relevant including, without limitation, prices which would reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value), and
         (b) otherwise in the best interests of the Company and its stockholders, or

                                  (C)      during such time as there is an
         Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person or any Associate or Affiliate thereof) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

then, promptly following five (5) days after the date of the occurrence of an event described in Section 11(a)(ii)(B) hereof and promptly following the occurrence of any event described in Section 11(a)(ii)(A) or (C) hereof, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of Units for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one-fifths of a share of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (such product thereafter being, for all purposes of this Agreement other than Section 13 hereof, called the "Purchase Price") by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares").

                                  (iii)    In the event that the number of
         shares of Common Stock which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, by a majority vote of the Continuing Directors, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being referred to as the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board has deemed to have the same value as shares of Common Stock (such shares of preferred stock being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (whichever substituted, the "Substitute Consideration"), having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Continuing Directors based upon the advice of a nationally recognized investment banking firm; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty
         (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event, and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board, by majority vote of the Continuing Directors, shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date. Notwithstanding any other provision in this Agreement, the Company shall not be obligated to pay Substitute Consideration (or shares of Common Stock and/or cash equal to the value of the Spread) in the event of any exercise of Rights if and to the extent a determination is made by a majority of the Continued Directors, acting in their sole discretion, (x) that such payment would be in violation of applicable law, or (y) that such payment would result in a decrease in fair market value per share of Common Stock in excess of that which would have occurred if sufficient Common Stock were authorized to permit exercise in full of the Rights in accordance with subparagraph (ii) of this Section 11(a) and such Rights were so exercised in full for such shares of Common Stock.

                                  (iv)     If the rules of the national
         securities exchange, registered as such pursuant to Section 6 of the Exchange Act, or of the national securities association, registered as such pursuant to Section 15A of the Exchange Act, on which the Common Stock is principally traded would prohibit such exchange or association from listing or continuing to list, or from authorizing for or continuing quotation and/or transaction reporting through an inter-dealer quotation system, the Common Stock or other equity securities of the Company if the Rights were to be exercised for shares of Common Stock in accordance with subparagraph (ii) of this
         Section 11(a) because such issuance would nullify, restrict or disparately reduce the per share voting rights of holders of Common Stock, the Company, by a majority vote of the Continuing Directors, shall: (A) determine the Spread, and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction of the

         Purchase Price, (3) equity securities of the Company, including, without limitation, Common Stock Equivalents, other than securities which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of Common Stock, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (whichever substituted, the "Substitute Consideration"), having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board, by a majority vote of the Continuing Directors, based upon the advice of a nationally recognized investment banking firm; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the
         Section 11(a)(ii) Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, cash having an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this
         Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights, but not longer than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.
         In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date. Notwithstanding any other provision in this Agreement, the Company shall not be obligated to pay Substitute Consideration (or shares of Common Stock and/or cash equal to the value of the Spread) in the event of any exercise of Rights if and to the extent a determination is made by a majority of the Continuing Directors, acting in their sole discretion, (x) that such payment would be in violation of applicable law, or (y) that such payment would result in a decrease in fair market value per share of Common Stock in excess of that which would have occurred if Common Stock were issued on the exercise in full of the

         Rights in accordance with subparagraph (ii) of Section 11(a).

                          (b)     In case the Company shall fix a record day
for the issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock (or shares having the same rights, privileges and preferences as the shares of Common Stock ("Equivalent Common Stock")) or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or per share of Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or Equivalent Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                          (c)     In case the Company shall fix a record date
for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                          (d)     For the purpose of any computation hereunder,
other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (i) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (ii) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by a majority of the Continuing Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by a majority of the Continuing Directors shall be used, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                          (e)     Anything herein to the contrary
notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

                          (f)     If as a result of an adjustment made pursuant
to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

                          (g)     All Rights originally issued by the Company
subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, one Unit, consisting of that number of shares of Common Stock and a Note in a principal amount equal to that fraction of the Current Market Price of the Common Stock on the date of exercise (or other securities or cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                          (h)     Unless the Company shall have exercised its
election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, one Unit, consisting of that number of shares of Common Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price, and one Note in the principal amount equal to that fraction (calculated to the nearest ten-thousandth) of the Current Market Value of the Common Stock on the date of exercise obtained by (1) multiplying (z) such fraction of the Current Market Price as was applicable immediately prior to this adjustment, by (zz) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (2) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                          (i)     The Company may elect on or after the date of
any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock and in the fraction of the Current Market Price of the Common Stock on the date of exercise used to calculate the principal amount of the Note purchasable as a Unit upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for one Unit, consisting of that number of shares of Common Stock and a Note in the principal amount equal to that fraction of the Current Market Price of the Common Stock on the date of exercise for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                          (j)     Irrespective of any adjustment or change in
the Purchase Price or the Units issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the Units which were expressed in the initial Rights Certificates issued hereunder.

                          (k)     Before taking any action that would cause an
adjustment reducing the Purchase Price below the then par value, if any, of the number of shares of Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or other securities at such adjusted Purchase Price.

                          (l)     In any case in which this Section 11 shall
require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Common Stock and Notes and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and Notes and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or Notes or securities upon the occurrence of the event requiring such adjustment.

                          (m)     Anything in this Section 11 to the contrary
notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders or shall reduce the taxes payable by such holders.

                          (n)     The Company covenants and agrees that it
shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this
Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company. The Company shall not consummate any consolidation, merger, sale or transfer of assets or earning power unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n). The provisions of this Section 11(n) shall similarly apply to successive mergers, consolidations, sales or other transfers.

                          (o)     The Company covenants and agrees that, after
the Distribution Date, it will not, except as permitted by Sections 23 or 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                 SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock and each trustee under the Indenture, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

                 SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                          (a)     In the event that, following the Stock
Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) (any such event being called a "Section 13 Event"), then, and in each such case, except as may be contemplated by Section 13(e) hereof, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, transfer restrictions, rights of call or first refusal or other adverse claims, as shall be equal to the amount obtained by (1) multiplying the then current Purchase Price by the number of one-fifths of a share of Common Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one-fifths of a share of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

                          (b)     "Principal Party" shall mean

                                  (i)      in the case of any transaction
         described in clause (x) or (y) of the first sentence of Section 13(a),
         (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of

         Common Stock that has the largest aggregate Current Market Price, and
         (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate Current Market Price; and

                                  (ii)     in the case of any transaction
         described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate Current Market Price;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, or such Person is not a corporation, and such Person is a direct or indirect Subsidiary or Affiliate of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate Current Market Price; and (3) in case such Person is owned, directly or indirectly, by an entity other than a corporation formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such entity as if such party were a "Subsidiary" of both or all of the participants in such entity and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

                          (c)     The Company shall not consummate any such
consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will:

                                  (i)      (A) prepare and file a registration
         statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (x) become effective as soon as practicable after such filing, and (y) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and (B) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the "blue sky" laws of such jurisdictions as may be necessary or appropriate; and

                                  (ii)     will deliver to holders of the
         Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                          (d)     In case the Principal Party which is to be a
party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this
Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such Current Market Price (other than to holders of

Rights pursuant to this Section 13), or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

                          (e)     Notwithstanding anything in this Agreement to
the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a cash tender offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii)(B) hereof (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such cash tender offer; and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such cash tender offer. Upon consummation of any such transaction contemplated the preceding sentence of this Section 13(e), all Rights hereunder shall expire.

                 SECTION 14. FRACTIONAL RIGHTS, FRACTIONAL SHARES AND FRACTIONAL NOTES.

                          (a)     The Company shall not be required to issue
fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used and such determination shall be described in a statement filed with the Rights Agent and the holders of the Rights and shall be binding on the Rights Agent and the holders of the Rights.

                          (b)     The Company shall not be required to issue
fractions of shares of Common Stock (or other securities) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock (or other securities). In lieu of fractional shares of common Stock (or other securities), the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock or such other securities. For purposes of this Section 14(b), the current market value of one share of Common Stock or other securities shall be the closing price per share of Common Stock or other securities (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

                          (c)     Notwithstanding anything to the contrary
contained herein, the Company shall not be required to issue Notes in denominations other than $10 or integral multiple thereof and the Company may pay cash in lieu of issuing Notes in denominations other than $10 or integral multiples thereof in an amount equal the difference between the principal amount of the Notes otherwise issuable and the integral multiple of $10 which is nearest to, but not in excess of, such amount.

                          (d)     The holder of a Right by the acceptance of
the Right expressly waives his right to receive any fractional Rights or any fractional shares or any fractional Notes upon the exercise of a Right.

                 SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, other than rights of action expressly vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to receive the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

                 SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                          (a)     prior to the Distribution Date, the Rights
will be transferable only in connection with the transfer of Common Stock;

                          (b)     after the Distribution Date, the Rights
Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal shareholder services office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper duly executed instrument of transfer and with the appropriate forms and certificates fully executed (including signature guarantees);

                          (c)     subject to Sections 6(a) and 7(f) hereof, the
Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                          (d)     notwithstanding anything in this Agreement to
the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                 SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER OR NOTEHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or payments of principal or interest or be deemed for any purpose the holder of the number of shares of Common Stock or any Note or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder or a holder of a Note of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders or holders of Notes (except as provided in Section 24 hereof), or to receive dividends, subscription rights or payments of principal or interest, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

                 SECTION 18. CONCERNING THE RIGHTS AGENT.

                          (a)     The Company agrees to pay to the Rights Agent
reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

                          (b)     The Rights Agent shall be protected and shall
incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or Note or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, notice of adjustment, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                 SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

                          (a)     Any corporation into which the Rights Agent
or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or document or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                          (b)     In case at any time the name of the Rights
Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                 SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                          (a)     The Rights Agent may consult with legal
counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                          (b)     Whenever in the performance of its duties
under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Affiliate or Associate thereof and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                          (c)     The Rights Agent shall be liable hereunder
only for its own negligence, bad faith or willful misconduct.

                          (d)     The Rights Agent shall not be liable for or
by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                          (e)     The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities or the authorization of any Notes, to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable or any Notes will, when so issued, be validly authorized and issued, binding and enforceable.

                          (f)     The Company agrees that it will perform,
execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                          (g)     The Rights Agent is hereby authorized and
directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer; provided, however, that so long as any Person is an Acquiring Person hereunder, the Rights Agent shall accept such instructions and advice only from a majority of the Continuing Directors and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with such instructions of a majority of the Continuing Directors. Any application by the Rights Agent for written instructions from the Company may, at the Rights Agent's option, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken or omitted by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless the Company shall have consented in writing to an earlier date) without the Company's consent unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                          (h)     The Rights Agent and any stockholder,
director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                          (i)     The Rights Agent may execute and exercise any
of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

                          (j)     No provision of this Agreement shall require
the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                          (k)     If, with respect to any Rights Certificate
surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                 SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty
(30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Company shall become the temporary Rights Agent and any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new

Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the States of Texas or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Texas or New York), in good standing, having a principal office in the States of Texas or New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                 SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Continuing Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by a majority of the Continuing Directors, issue Rights

Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                 SECTION 23. REDEMPTION AND TERMINATION.

                          (a)     The Board may, at its option, at any time
prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, if the Board authorizes redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of the Continuing Directors: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Continuing Directors has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event. If, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Triggering Event, (A) (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event, such that such Person is thereafter a

Beneficial owner of 5% of the outstanding shares of Common Stock, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and (iii) the Board (with the concurrence of a majority of the Continuing Directors) shall so approve, or
(B) (i) in connection with any event specified in Sections 11(a)(ii)(A)(1)or 13(a) in which all holders of Common Stock are treated alike and not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate is the beneficial owner of securities representing more than 5% of the voting power, or representing more than 5% of any other equity interest having power to control or direct the management of, such other Person, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate, and (ii) the Board (with the concurrence of a majority of the Continuing Directors), as part of the approval of an event described in the preceding clause (B)(i) approves the reinstatement of the right of redemption, then in either case the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

                          (b)     Immediately upon the action of the Board
ordering the redemption of the Rights under the provisions of Section 23(a) hereof, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights under the provisions of Section 23(a) hereof, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights, (ii) depositing with a bank or trust company in the Borough of Manhattan, City of New York, State of New York, having a capital and surplus of at least $25,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the Rights so called for redemption, and (iii) arranging for the mailing of the Redemption Price to the registered holders of the Rights; then, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

                 SECTION 24. NOTICE OF CERTAIN EVENTS.

                          (a)     In case the Company shall propose, at any
time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, and to the Rights Agent, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier; provided, however, that no such notice shall be required pursuant to this Section 24 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.

                          (b)     In case any Section 11(a)(ii) Event shall
occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, and to the Rights Agent, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock shall, to the extent appropriate, also be deemed thereafter to refer to other securities.

                 SECTION 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be in writing and shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          CRS Sirrine, Inc.
                          1177 West Loop South
                          P.O. Box 22427
                          Houston, Texas 77227
                          Attention: Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                          Morgan Shareholder Services Trust
                            Company
                          30 West Broadway
                          New York, New York 10007
                          Attention: Tenders and Exchanges
                            Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                 SECTION 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the, approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of the Continuing Directors), or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Person); provided, however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) subject to Section 30 hereof, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person hereunder, from a majority of the Continuing Directors, which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of Units, or the number of shares of Common Stock or the calculation of the principal amount or interest rate of the Notes constituting such Units, for which a Right is exercisable, without the approval of a majority of the Continuing Directors. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

                 SECTION 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 SECTION 28. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights, to amend this Agreement or to limit the Substitute Consideration or Spread payable). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.

                 SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).

                 SECTION 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and a majority of the Continuing Directors, in their good faith judgment, determine that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Continuing Directors.

                 SECTION 31. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                 SECTION 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 SECTION 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


Attest:                                CRS SIRRINE, INC.

[SEAL]

/s/ FRANK PERRONE                      By:      /s/ BRUCE W. WILKINSON
- - --------------------------------                --------------------------
Name:    Frank Perrone                          Name:  Bruce W. Wilkinson
Title:   Secretary                              Title: President/CEO


Attest:                                MORGAN SHAREHOLDER SERVICES
                                         TRUST COMPANY

[SEAL]

/s/                                    By:      /s/
- - --------------------------------                --------------------------
Name:                                           Name:
Title:   Secretary                              Title: Vice President

                                                                       EXHIBIT A


                          (Form of Rights Certificate]


Certificate No. R-                                       _________________Rights


                 NOT EXERCISABLE AFTER DECEMBER 11, 1998 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

                              RIGHTS CERTIFICATE

                               CRS SIRRINE, INC.

                 This certifies that                                   ,
or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 29, 1988 (the "Rights Agreement"), between CRS Sirrine, Inc., a Delaware

__________________________________

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

corporation (the "Company"), and Morgan Shareholder Services Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to the Expiration Date (as defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one Unit, consisting initially of one-fifth of a fully paid and nonassessable share of common stock, par value $1.00 per share (the "Common Stock"), of the Company and one Note (as defined in the Rights Agreement) in the principal amount equal to four-fifths of the Current Market Price (as defined in the Rights Agreement) of a share of Common Stock calculated on the date of exercise of the Right with respect to which such Note is being issued, at a purchase price of $72.00 per Unit (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Notes forming part of the Units are issuable under, and subject to the terms and conditions of, an Indenture, dated as of November 29, 1988 (the "Indenture") between the Company and Morgan Guaranty Trust Company of New York, as Trustee. The number of Rights evidenced by this Rights Certificate (and the amount of securities constituting a Unit which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the amount of securities constituting a Unit and the Purchase Price as of December 12, 1988, based on the Common Stock as constituted as such date.

                 Upon the occurrence of a Section 11(a)(ii) Event (as defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of any such Person (as such terms are defined in the Rights Agreement), which the Company's Continuing Directors (as defined in the Rights Agreement), in their sole discretion, determine is or was involved in or caused or facilitated, directly or indirectly (including through any change in the Board of Directors of the Company), such Section 11(a)(ii) Event, (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after such Acquiring Person, Associate or Affiliate becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

                 As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock, Notes or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as defined in the Rights Agreement).

                 This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement and the Indenture are on file at the principal office of the Company and are also available upon written request to the Rights Agent or the Company.

                 This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Units as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                 Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date
(as defined in the Rights Agreement and as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date (as defined in the Rights Agreement). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. After the expiration of the redemption period, the Company's right of redemption may be reinstated under the circumstances described in the Rights Agreement.

                 The Company is not required to issue fractional shares of Common Stock or Notes in denominations other than $10 or integral multiples thereof upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                 No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or payments of principal or interest or be deemed for any purpose the holder of shares of Common Stock or Notes or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder or Noteholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders or Noteholders (except as provided in the Rights Agreement), or to receive dividends, subscription rights, or payments of principal or interest or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                 This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                 WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________, 19___.


ATTEST:                                CRS SIRRINE, INC.

                                       By
- - --------------------------------           -----------------------------
Name:                                      Name:
Title:                                     Title:

Countersigned:

MORGAN SHAREHOLDER SERVICES
  TRUST COMPANY

By
   -----------------------
   Authorized Signature
   Date:
         -----------------

                  [Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED
                  --------------------------------------------------------------

hereby sells, assigns and transfers unto
                                         ---------------------------------------

- - --------------------------------------------------------------------------------
                 (Please print name and address of transferee)

- - --------------------------------------------------------------------------------

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:                 ,  19
       ----------------     ---
                                             -----------------------------------
                                             Signature

Signature Guaranteed:
(Signatures must be guaranteed
by a commercial bank or trust
company or a member firm of the
New York Stock Exchange.)

                                  Certificate

                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) this Rights Certificate [ ] is [ ] not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:                 , 19
      -----------------     ----           ------------------------------------
                                           Signature

Signature Guaranteed:
(Signatures must be guaranteed by a
commercial bank or trust company or a
member firm of the New York Stock Exchange.)


                                     NOTICE

                 The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                 In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                          FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Rights Certificate.)

To:      CRS SIRRINE, INC.

                 The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the Units issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that the certificates for shares of Common Stock and the notes (or other securities) constituting such Units be issued in the name of and delivered to:

Please insert social security or other
taxpayer identification number:
                                ------------------------------------------------

- - --------------------------------------------------------------------------------
                        (Please print name and address)

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

                 If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other
taxpayer identification number:
                                 -----------------------------------------------

- - --------------------------------------------------------------------------------
                        (Please print name and address)

- - --------------------------------------------------------------------------------

Dated:                  , 19
       -----------------     -----

                                        ----------------------------------------
                                        Signature

Signature Guaranteed:
(Signatures must be guaranteed by a
commercial bank or trust company or a
member firm of the New York Stock Exchange.)

                                  Certificate

                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:                  , 19
       ---------------      ----            ------------------------------------
                                            Signature

Signature Guaranteed:
(Signatures must be guaranteed by a
commercial bank or trust company or a
member firm of the New York Stock Exchange.)

                                     NOTICE

                 The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                 In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) subject to the applicable provisions of the Rights Agreement, and, in the event that all of the Rights evidenced by the Rights Certificate have not been exercised, the Company will affix a legend to that effect on the Rights Certificates issued for the balance of the Rights, whether registered in the name of the holder or assigned.

                                                                       EXHIBIT B


              SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK AND NOTES


                 On November 29, 1988, the Executive Committee of the Board of Directors of CRS Sirrine, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock, par value $1.00 per share ("Common Stock"), to stockholders of record at the close of business on December 12, 1988 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one unit (a "Unit"), consisting initially of one-fifth of a share of Common Stock and one note (a "Note") in the principal amount equal to four-fifths of the current market price of the Common Stock on the date of exercise, at a Purchase Price of $72.00 in cash per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of November 29, 1988, between the Company and Morgan Shareholder Services Trust Company, as Rights Agent. The Notes are issuable under, and subject to the terms and conditions of, an Indenture (the "Indenture"), dated as of November 29, 1988, between the Company and Morgan Guaranty Trust Company of New York, as Trustee.

                 Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock upon the date which is the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of such outstanding shares of Common Stock (the earlier of said dates being called the "Distribution Date").

                 Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                 The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 11, 1998, unless earlier redeemed by the Company as described below.

                 As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common stock issued prior to the Distribution Date will be issued with Rights.

                 In the event that at any time following the Distribution Date,
(i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of 30% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Continuing Directors (as defined below) determine to be fair and otherwise in the best interests of the Company and its stockholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company, subject to certain limitations) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Riqhts are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                 For example, at an exercise price of $72.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $144.00 worth of Common Stock (or other consideration, as noted above) for $72.00. Assuming that the Common Stock had a per share value of $24.00 at such time, the holder of each valid Right would be entitled to purchase 6 shares of Common Stock for $72.00.

                 In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or where the Company is the surviving corporation and all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property (other than a merger described in the second preceding paragraph or a merger which follows an offer described in the second preceding paragraph (more of the Company's asset or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

                 For example, at an exercise price of $72.00 per Right, each Right following an event set forth in the preceding paragraph would entitle its holder to purchase $144.00 worth of common stock of the acquiring company for $72.00. Assuming that the common stock of the acquiring company had a per share value of $24.00 at such time, the holder of each issued Right would be entitled to purchase 6 shares of the common stock of the acquiring company for $72.00.

                 The Purchase Price payable, and the number of shares of Common Stock and principal amount of the Notes (or the number and kind of other securities or property, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                 With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock or Notes other than in denominations of $10 or integral multiples thereof and in lieu thereof an adjustment in cash will be made. For fractional shares of Common Stock, the adjustment will be based on the market price of the Common Stock on the last trading date prior to the date of exercise.

                 In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem requires the concurrence of a majority of the Continuing Directors. After the redemption period has expired, the Company's right of redemption may be reinstated, with the concurrence of a majority of the Continuing Directors, (i) if an Acquiring Person reduces its beneficial ownership to 5% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company, or (ii) provided that such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person or any affiliate or associate thereof. Immediately upon the action of the Board of Directors ordering redemption of the Rights with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

                 The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person or an affiliate or associate of an Acquiring Person or any representative of the foregoing entities.

                 Until a Right is exercised, the holder thereof, as such, will have no rights as stockholder or noteholder of the Company, including, without limitation, the right to vote or to receive dividends or payments of principal or interest. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock and Notes (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

                 Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date, but amendments of those provisions relating to the principal economic terms of the Rights require approval of a majority of the Continuing Directors. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

                 The Notes issuable upon exercise of the Rights will be subject to the terms and conditions of the Indenture. Each Note will be subordinated to Senior Indebtedness (as defined) and will initially be issuable in the principal amount equal to four-fifths of the current market price of the Common Stock on the date of exercise of the Right with respect to which such
Note is being issued. Each Note will bear interest from the date of issuance at a rate set prior to the initial issuance of the first Note by the Board of Directors, who may rely on the advice of an independent investment banking firm. Notes will be issued only in registered form, without coupons, in denominations of $10 and integral multiples thereof.

                 Copies of the Rights Agreement and the Indenture have been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. Copies of the Rights Agreement and the Indenture are available free of charge from the Company. This summary description of the Rights and the Notes does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Indenture, which are incorporated herein by reference.

                 AMENDMENT NO. 2 dated as of October 24, 1990 ("Amendment No. 2"), by and between CRSS INC., a Delaware corporation (the "Company"), and BRUCE W. WILKINSON (the "Executive"), parties to the Agreement of June 30, 1988, as amended.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                 WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement, dated as of June 30, 1988 (the "Agreement"), as amended; and

                 WHEREAS, the Board of Directors of the Company recognizes the valuable and important contribution that the Executive has made to the growth and success of the Company and desires to assure itself of the continued services of the Executive in an executive capacity;

                 NOW, THEREFORE, the Company and the Executive hereby agree as follows:

                 1.       Section 1.3 to be replaced with the following:

                 Section 1.3. Position and Duties. On and after the Operative Date, the Executive shall serve as Chief Executive Officer of the Company, reporting only to the Board, and shall have the powers, duties and responsibilities of Chief Executive Officer of the Company, and shall have such other powers, duties and responsibilities as may from time to time be assigned to him by the Board, provided that such duties are consistent with the Executive's present duties and with his position as Chief Executive Officer of the Company. The Executive shall devote such time and effort to the business and affairs of the Company as is normally required at such time under generally accepted practices for executives with his position, responsibilities, powers and duties.

                 2. Except as herein amended or modified, the terms and provisions of the Agreement shall continue in full force and effect.

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first above written.

ATTESTED BY:                        CRSS INC.

/s/ FRANK PERRONE                   By: /s/ RICHARD DAERR
- - ----------------------------            -----------------------------------
Secretary                           Title: President

(Seal)                              /s/ BRUCE WILKINSON
                                    ----------------------------------------
                                            Executive

                 AMENDMENT NO. 1 dated as of July 1, 1989 ("Amendment No. 1"), by and between CRS SIRRINE, INC., a Delaware corporation (the "Company"), and BRUCE W. WILKINSON (the "Executive"), parties to the Agreement of June 30, 1988.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                 WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement, dated as of June 30, 1988 (the "Agreement"); and

                 WHEREAS, the Board of Directors of the Company recognizes the valuable and important contribution that the Executive has made to the growth and success of the Company and desires to assure itself of the continued services of the Executive in an executive capacity by activating Articles I through VI of the Agreement;

                 NOW, THEREFORE, the Company and the Executive hereby agree as follows:

                 1. The definition of "Operative Date" is hereby amended to read as follows:

                 "Operative Date" shall mean July 1, 1989.

                 2. The definition of "Term" is hereby amended to read as follows:

                 "Term" as used in this Agreement shall mean the period commencing on June 30, 1988 and expiring on June 30, 1991 (unless sooner terminated or extended as hereinafter set forth); provided, however, that

                          (a) upon the occurrence of a Change in Control, the term of this Agreement shall be extended automatically until the third anniversary of the date on which the Change in Control occurs (unless the term of the Agreement has expired prior to such third anniversary in accordance with the provisions of paragraph (c) of this definition);

                          (b) commencing on June 30, 1989 and each June 30th thereafter, the term of this Agreement shall be extended automatically for one additional year unless (i) the term of the Agreement has previously expired in accordance with the provisions of paragraph (c) of this definition, or (ii) not later than the May 1st immediately preceding such June 30th, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of this Agreement will not be extended; and

                          (c) the term of this Agreement shall expire upon the Company's termination of the Executive's employment for Cause, or the Executive's resignation for other than Good Reason.

                 The Company shall notify the Executive in writing of the occurrence of a Change in Control within two weeks thereafter.

                 3. The Agreement is to be interpreted and construed so that the phrase "employee benefit plans, programs and arrangements" in Section 1.6(d)(i) (B) shall be deemed to include the Executive's participation in the CRS Sirrine, Inc. Senior Management Incentive Award Plan and Discretionary Bonus Plan, the CRS Sirrine, Inc. Employee Bonus Plan, the CRS Sirrine, Inc. Employee Incentive Stock Option Plan, the CRS Sirrine, Inc. Employee Non-Qualified Stock Option Plan and the CRS Sirrine, Inc. Supplemental Executive Retirement Plan and any other Company incentive compensation plans and arrangements in effect immediately prior to the Operative Date or the Change of Control, as the case may be (or other plans or arrangements providing the Executive with substantially equivalent benefits).

                 4. Except as herein amended or modified, the terms and provisions of the Agreement shall continue in full force and effect.

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

ATTESTED BY:                       CRS SIRRINE, INC.


/s/ FRANK PERRONE                  By: /s/ FRANK DAERR
- - ----------------------------           ---------------------------
Secretary                          Title: Executive Vice President

(Seal)                             /s/ BRUCE WILKINSON
                                   -------------------------------
                                              Executive